Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of [            ], 2012

Supplementing that Certain

SENIOR INDENTURE

Dated as of [            ], 2012

ARGO GROUP US, INC., as Issuer

ARGO GROUP INTERNATIONAL HOLDINGS, LTD., as Guarantor

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

6.500% SENIOR NOTES DUE 2042

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of September 25, 2012 (this “Supplemental Indenture”), among ARGO GROUP US, INC., a Delaware corporation (the “Issuer”); ARGO GROUP INTERNATIONAL HOLDINGS, LTD., an exempted company organized under the laws of Bermuda, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), supplements that certain Senior Indenture, dated as of September 25, 2012, among the Company, the Guarantor and the Trustee (the “Base Indenture,” and as hereby supplemented, the “Indenture”).

RECITALS

WHEREAS, the Issuer, the Guarantor and the Trustee executed and delivered the Base Indenture to provide for the issuance of Securities by the Issuer in one or more series and to be guaranteed by the Guarantor;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new series of Securities to be known as its “6.500% Senior Notes due 2042” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Guarantor will Guarantee the Notes being issued pursuant to this Supplemental Indenture and the terms set forth in Article XIII of the Base Indenture;

WHEREAS, the Board of Directors of the Issuer has duly authorized the issuance of the Notes and has authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, the Board of Directors of the Guarantor has duly authorized the Guarantee, and has authorized the proper officers of the Guarantor to execute any and all appropriate documents necessary or appropriate to effect the Guarantee;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.1, 2.3 and 8.1 of the Base Indenture;

WHEREAS, the Issuer, the Grantor and the Trustee wish to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantor and the Trustee, in accordance with its terms, to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, and to make the Guarantee of the Guarantor on the Notes, the valid obligations of the Issuer and the Guarantor, as applicable, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

Now, therefore, for and in consideration of the premises stated herein, the parties hereto hereby enter into this Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms Defined in the Indenture

For purposes of this Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended and supplemented hereby.

Section 1.2 Definitions

Unless the context otherwise requires,

“ADDITIONAL NOTES” shall have the meaning assigned to it in Section 2.2(b).

“GLOBAL NOTES” means, individually and collectively, each of the Notes, substantially in the form of Exhibit A attached hereto.

“INTEREST PAYMENT DATE” shall have the meaning assigned to it in Section 2.2(d).

“PAYOR” means, in respect of the Notes, the Issuer and any of its successors.

“REDEMPTION PRICE” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and the Indenture.

“RELEVANT TAX JURISDICTION” means (1) the jurisdiction, other than the United States, where a Payor is organized or otherwise considered to be a resident for tax purposes, (2) any jurisdiction, other than the United States, from or through which the Payor makes a payment on the Notes, or, (3) in each case, any political organization or governmental authority thereof or therein having the power to tax.

ARTICLE II

FORM AND TERMS OF THE NOTES

Section 2.1 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Issuer as specified in Section 2.5 of the Base Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. Notwithstanding Section 2.7 of the Base Indenture, the Notes and any beneficial interest in the Notes shall be in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Base Indenture as supplemented by this Supplemental Indenture; and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Base Indenture, as supplemented by this Supplemental Indenture, and those contained in the Notes, the Base Indenture, as supplemented by this Supplemental Indenture, shall govern.

(a) Global Notes. The Notes designated herein shall be issued initially in the form of one or more fully-registered permanent global Securities, which shall be held by the Trustee as custodian for The Depository Trust Company, New York, New York (who is hereby designated as Depositary pursuant to Section 2.3 of the Base Indenture), and registered on the Security Register of the Issuer in the name of Cede & Co., the Depositary’s nominee, duly executed by the Issuer, authenticated by the Trustee and with the Guarantee appurtenant thereto as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.

Participants of the Depositary shall have no rights either under the Indenture or with respect to any Global Notes. The Depositary shall be treated by the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c) Transfer and Exchange of Beneficial Interests in the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(d) Paying Agent. The Issuer appoints the Trustee as the initial agent of the Issuer for the payment of the principal of (and premium, if any) and interest on and any Additional Amounts with respect to the Notes, and the Corporate Trust Office of the Trustee, be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Issuer in respect of the Notes and this Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made.

Section 2.2 Certain Terms of the Notes

The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “6.500% Senior Notes due 2042.”

(b) Principal Amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be [            ]. The Issuer may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Notes (“Additional Notes”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date of such Additional Notes), provided that such Additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Notes shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting.

(c) Stated Maturity. The entire then-outstanding principal of the Notes (including Additional Notes, if any) shall be payable on September 15, 2042.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 6.500% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months. The date from which interest shall accrue on the Notes shall be September 25, 2012, or the most recent Interest Payment Date to which interest has been paid or duly provided for. The “Interest Payment Dates” for the Notes shall be the 15th day of March, June, September and December of each year, commencing on December 15, 2012. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes is registered at the close of business on the Record Date for such interest, which shall be the close of business on the 1st day of March, June, September and December (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Record Date, and such defaulted interest may be paid to the Persons in whose names the Notes is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of principal of and interest on, and any Additional Amounts with respect to, the Notes will be made at the Corporate Trust Office or such office or agency of the Issuer as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, and principal on, and any Additional Amounts with respect to, the Notes may at the Issuer’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

Section 2.3 Optional Redemption

(a) Applicability of Article XII. The provisions of Article XII of the Base Indenture shall apply to the Notes, as supplemented by Sections 2.3(b) and (c) and Section 2.5 below.

(b) Redemption Price. The Notes shall not be redeemable prior to September 15, 2017. The Notes shall be redeemable, for cash, in whole or in part, on or after September 15, 2017, at the option of the Issuer, at any time and from time to time, until the stated maturity date set forth in Section 2.2(c) at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus (i) accrued but unpaid interest on the principal amount of Notes being redeemed to, but not including, the redemption date and (ii) Additional Amounts, if any (subject, in each case, to the rights of Holders of Notes on the applicable Record Date to receive interest due on the applicable Interest Payment Date).

(c) Interest Payable. On and after any redemption date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

(d) Acquisition of Notes. The Issuer shall not be prohibited from acquiring the Notes by means other than a redemption, provided such acquisition does not violate the terms of the Indenture.

Section 2.4 Payment of Additional Amounts

(a) Additional Amounts. If any taxes, assessments or other governmental charges are imposed by the Relevant Tax Jurisdiction in respect of any payments under the Notes, the Payor shall pay to each Holder of the Notes, to the extent it may lawfully do so, such Additional Amounts as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in the Notes to which such Holder is otherwise entitled.

(b) Exceptions to Payments of Additional Amounts. Notwithstanding the foregoing clause (a), the Payor shall not be required to make any payment of Additional Amounts for or on account of:

(1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the Notes), including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the Notes;

(4) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Notes to comply with a request of the Payor addressed to such Holder within 90 days of such request (i) to provide information, documents or other evidence concerning the nationality, residence or identity of such Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Tax Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(5) any combination of the above.

Additional Amounts also shall not be paid with respect to any payment of the principal of, or any premium or interest on, any Notes to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Notes.

(c) Delivery of Documentation. The Payor shall provide the Trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Upon written request, the Payor shall make copies of such documentation available to the Holders of the Notes or the Paying Agent, as applicable.

Section 2.5 Redemption for Changes in Withholding Taxes

(a) Redemption for Changes in Withholding Taxes. The Issuer may redeem the Notes, at its option, at any time, for cash, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date fixed for redemption, at any time the Payor receives an Opinion of Counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of a Relevant Tax Jurisdiction or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of a Relevant Tax Jurisdiction which action is generally applied or is taken with respect to it, or (3) a decision rendered by a court of competent jurisdiction in a Relevant Tax Jurisdiction whether or not such decision was rendered with respect to the Payor, there is a substantial probability that the Payor is or will be required as of the next Interest Payment Date to pay Additional Amounts and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.

(b) Deliverables. If the Issuer elects to redeem the Notes under this Section 2.5, the Issuer will give written notice of such election at least 30 days but no more than 60 days before the redemption date to the Trustee and the Holders of the Notes. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes were then due.

Section 2.6 No Sinking Fund or Mandatory Redemption. The Notes are not entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the Holders upon a change of control, a change in management, an asset sale or any other specified event.

Section 2.7 Guarantee. The Guarantor shall guarantee the Notes on the terms set forth in Article XIII of the Base Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Relationship with Base Indenture

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling unless not permitted by law.

Section 3.2 Trust Indenture Act of 1939 Controls

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.3 Governing Law

This Supplemental Indenture, the Notes and the Guarantee shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 3.4 Multiple Counterparts

The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Supplemental Indenture.

Section 3.5 Separability Clause

If any provision of this Supplemental Indenture or of the Notes, or the application of any such provision to any Person or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Supplemental Indenture or of the Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.6 Ratification

The Indenture is in all respects ratified and confirmed. The Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 3.7 Headings

The Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction thereof.

Section 3.8 Effectiveness

The provisions of this Supplemental Indenture shall become effective as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARGO GROUP US, INC.,
as Issuer

By:
Name:
Title:

ARGO GROUP INTERNATIONAL HOLDINGS, LTD., as Guarantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Supplemental Indenture Signature Page]

EXHIBIT A

Form of 6.500% Senior Note due 2042

[Include the following legend on each Note that is a Global Note:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ARGO GROUP US, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY]

No. R-[ ]	CUSIP No. 040130 205
ISIN No. US0401302056

ARGO GROUP US, INC.

6.500% Senior Notes

Due September 15, 2042

Fully and unconditionally

guaranteed by

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Principal Amount: $[ ]

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding 1st day of March, June, September and December, as the case may be

Original Issue Date:	[ ]

Stated Maturity:	September 15, 2042

Interest Payment Dates:	The 15th day of March, June, September and December of each year, commencing on [ ]

Interest Rate:	6.500% per year

Authorized Denomination:	$25 or any integral multiples of $25 in addition thereto

ARGO GROUP US, INC., a Delaware corporation (the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date as specified above, commencing on [            ], and on the Stated Maturity at the rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a redemption date) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on a redemption date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 2.2(d) of the Supplemental Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year comprised of twelve 30-day months.

In any case where any Interest Payment Date, the Stated Maturity or any date fixed for redemption of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Stated Maturity or the date so fixed for redemption or repayment, as the case may be, and no interest shall accrue in respect of the delay.

Payment of principal, premium, if any, and interest on, and any Additional Amounts with respect to, this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on, and any Additional Amounts with respect to, this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

The Notes will be unsecured obligations of the Issuer and will rank equally in right of payment with all other unsecured, senior indebtedness of the Issuer from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Issuer.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. (the “Guarantor”) has fully and unconditionally guaranteed (the “Guarantee”) to the Holders and to the Trustee all payment obligations of the Issuer on this Note when due, in accordance with the provisions of the Indenture, as provided below. The Guarantee shall rank equally in right of payment with other unsecured, senior indebtedness of the Guarantor. The Guarantee will rank senior to any subordinated indebtedness of the Guarantor.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: [ ]
ARGO GROUP US, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Name:
Title: Authorized Signatory

Dated: [ ]

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Issuer issued and issuable in one or more series under a Senior Indenture (the “Base Indenture”), dated as of September 25, 2012, among Argo Group US, Inc. (the “Issuer”), Argo Group International Holdings, Ltd., as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of September 25, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantor and the Trustee, to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which this Note is, and is to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 6.500% Senior Notes due 2042 (the “Notes”), initially limited in aggregate principal amount to [            ] DOLLARS ($[            ]). The Issuer may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities of this series (“Additional Notes”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial Interest Payment Date of such Additional Notes), provided that such Additional Notes are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Notes shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture. To the extent the terms of this Note conflict with the terms of the Indenture, the terms of the Indenture shall govern.

This Note is exchangeable in whole or from time to time in part for Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for this Note, and the Issuer does not appoint a successor Depositary within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (ii) at any time, the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation and the Issuer has not appointed a successor depositary within 90 days after the Issuer learns that the Depositary has ceased to be so registered or (iii) the Issuer in its sole discretion determines that this Note shall be exchangeable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a written order of the Issuer providing that this Note shall be so exchangeable, this Note shall be exchangeable for Notes of this series in definitive registered form, provided that the definitive Notes so issued in exchange for this Note shall be in denominations of $25 or any integral multiples of $25 in addition thereto, without coupons, and be of like aggregate principal amount and tenor as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. Neither the Issuer, the Guarantor, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may become or may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer pursuant to this Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Note.

The Notes shall not be redeemable prior to September 15, 2017. The Notes shall be redeemable, for cash, in whole or in part, on or after September 15, 2017, at the option of the Issuer, at any time and from time to time, until the Stated Maturity at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus (i) accrued but unpaid interest on the principal amount of Notes being redeemed to, but not including, the redemption date and (ii) Additional Amounts, if any, (subject to the right of Holders on the applicable Regular Record Date to receive interest due on the applicable Interest Payment Date). In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such methods as the Trustee shall deem fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

The Issuer may redeem the Notes, at its option, at any time, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date fixed for redemption, at any time the Payor receives an Opinion of Counsel that there is a substantial probability that the Payor is or will be required as of the next Interest Payment Date to pay Additional Amounts as a result of, among other items set forth in the Supplemental Indenture, certain changes in the laws or interpretations of a Relevant Tax Jurisdiction, and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available.

The Notes are not entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the Holders upon a change of control, a change in management, an asset sale or any other specified event.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Security Registrar and duly executed by, the Holder hereof or his/her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Issuer will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, any Person authorized by the Issuer to pay the principal of or any premium or interest or Additional Amounts on, any Securities on behalf of the Issuer (“Paying Agent”) and the Security Registrar of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Issuer nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary.

The Notes are issuable only in registered form without coupons in denominations of $25 or any integral multiples of $25 in addition thereto. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Issuer.

No recourse shall be had for payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule, law, statute or constitutional provision, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, by the acceptance hereof and as part of the consideration for the issuance hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may be required by mandatory provisions of law.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

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